UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) April 8, 2002


               AEI INCOME & GROWTH FUND 24 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          000-49653                     41-1990952
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
              (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On April 8, 2002, the Limited Liability Company (LLC) acquired land in Houston, Texas from Champps Entertainment of Texas, Inc. The purchase price of the land was approximately $1,211,500. Champps Entertainment of Texas, Inc. is not affiliated with the LLC.

        The cash, used in purchasing the land, was from the proceeds of sale of Limited Membership Units.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.  -
               Not     Applicable.     Land    acquired    for
               construction of restaurant.

          (b) On April 8, 2002, the LLC purchased land for $1,211,500. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the LLC had purchased the property on October 31, 2001 (date LLC commenced operations), the LLC's Investments in Real Estate would have been increased by $1,211,500 and its Current Assets (cash) would have been reduced by $1,211,500,

             The Total Income for the LLC would have increased from $50,013 to $70,205 for the period ended December 31, 2001 if the LLC had owned the property during the period. The increase is attributable to the Rental Income the LLC would have received from the property of $20,192.

             The net effect of these proforma adjustments would have caused Net Income to increase from $19,040 to $39,232, which would have resulted in Net Income of $17.58 per LLC Unit outstanding for the period ended December 31, 2001.

          (c)  Exhibits

                  Exhibit    10.1    -    Development
                  Financing Agreement dated April  8,
                  2002  between the LLC  and  Champps
                  Entertainment   of   Texas,    Inc.
                  relating  to the property at  11681
                  Westheimer Road, Houston, Texas.


                  Exhibit  10.2 - Net Lease Agreement
                  dated  April  8, 2002  between  the
                  LLC  and  Champps Entertainment  of
                  Texas,   Inc.   relating   to   the
                  property at 11681 Westheimer  Road,
                  Houston, Texas.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND 24 LLC

                               By:  AEI Fund Management XXI, Inc.
                               Its: Managing Member


Date: April 15, 2002           /s/  Mark E Larson
                               By:  Mark E. Larson
                                    Its Chief Financial Officer
                                    (Principal Accounting and
                                    Financial Officer)